EXHIBIT 10.2


                          RETAIL DEALER SALES AGREEMENT
                                    ADDENDUM


On the 14th day of September 2001 MAYTAG CORPORATION ("MAYTAG"), with its principal place of business located at 403 West 4th Street North, Newton, IA 50208 entered into an Agreement titled "2000-2002 Retail Dealer Sales Agreement" with APPLIANCE RECYCLING CENTERS OF AMERICA, INC. ("ARCA"), with its principal place of business located at 7400 Excelsior Boulevard, Minneapolis, MN 55426.

NOW, THEREFORE, In consideration of the mutual covenants contained herein, the parties agree to the following Addendum, the current year executed "Retail Dealer Sales Agreement", Exhibit A regarding pricing and warranties, and Exhibit B a Letter regarding Maytag's Accurate Disclosure Policy, each are incorporated by reference to and herein made a part of this Addendum.

1. ADDITIONAL PRODUCT TYPES. The following are definitions of product that may be purchased in addition to the new product contemplated by the Retail Dealer Sales Agreement.

         a. Obsolete Product. Obsolete Product is Product that is new, in box, with factory warranty. ARCA shall pick up said product in accordance with Section 2 below, at the prices and pursuant to the terms set forth in Exhibit A.

         b. Service Exchanged Product. Service Exchanged Product is Product that is repaired by Maytag Factory Service Reps. ARCA shall pick-up said product in accordance with Section 2 below, at the prices and pursuant to the terms set forth in Exhibit A.

         c. Scrap Product. Scrap Product is Product that is non-functioning product with no warranty. ARCA shall pick-up said product in accordance with Section 2 below, at the prices and pursuant to the terms set forth in Exhibit A.

         d. Distressed Product. Distressed Product is Product that is cosmetically damaged but otherwise functions for use as intended. ARCA shall pick-up said product in accordance with Section 2 below, at the prices and pursuant to the terms set forth in Exhibit A.

2. PRODUCT PICK-UP AND RESELL. At the request of Maytag, ARCA shall promptly pick-up and remove, Maytag's Product. ARCA shall take title to said Product at the time ARCA takes possession of said product. ARCA may postpone any request for pick-up of said product until no fewer than a truckload has been accumulated at any one site.


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3. PRODUCT DESIGNATION. Both parties recognize that the cost, to ARCA, for the product sold under this Agreement, is determined by the designation of each unit within the categories identified in Section 1, above. Such designation shall, initially, be made by Maytag. If ARCA disagrees with any designation made by Maytag with respect to any particular unit, ARCA shall, within 30 days, notify Maytag. On the first available day, a Maytag field representative shall meet at ARCA's site to discuss the product designations. If agreement cannot be made between ARCA and Maytag, ARCA shall redeliver any such unit to its dock of origin at no cost to Maytag for credit at invoice cost.

4. WARRANTY OBLIGATIONS. Factory warranties shall be offered in accordance with Exhibit A. Additionally, Maytag shall offer extended service plans to be sold through ApplianceSmart locations.

5. ARCA'S WEBSITE AND SERVICE CENTER. ARCA, at its own expense, shall develop and maintain a dedicated business to business website which shall provide easy access, real time customer service and information to Maytag concerning the company's programs with ARCA. This website shall be functional with in 60 days following the execution of this Addendum. ARCA shall provide prompt resolution to technical difficulties of this website. Said website shall provide for on-line requests for appliance collection for Maytag's designated sites, which said request shall also be accepted by phone, fax or email by ARCA through ARCA's toll free number system. Further, ARCA shall maintain a National Customer Service Center which will coordinate timely appliance collection and provide proper notification and documentation to Maytag.

6. PRODUCT TRACKING SYSTEM. ARCA shall track each product received by ARCA by its serial number and shall report the progress of each said unit through ARCA's system. Maytag shall be provided access to this system at all times.

7. INSURANCE.

         a. ARCA shall at its expense purchase and maintain the following insurance coverage's and shall provide Maytag with copies of all certificates of insurance:

                  (i) an excess or umbrella policy for an amount not less than U.S. $10,000,000 that shall protect ARCA and Maytag.

                  (ii)workers' compensation insurance with statutory limits for all applicable State and Federal regulations and employer's liability insurance with policy limits of not less then one million dollars ($1,000,000) is required for all ARCA employees performing duties hereunder.

                  (iii) commercial General Liability Insurance that will protect Maytag and ARCA from all claims for damages due to bodily injury (due to disease and death), personal injury, or property damage arising in connection with the


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                  performance of this Addendum provided by ARCA, its employees, agents, representatives, subcontractors and/or business invitees. Such insurance coverage shall: (a) be a current based; (b) provide limits of liability coverage in an amount not less then $2,000,000.00 per occurrence; (c) include at least those coverage's generally designated Premises/Operations, Product/Completed Operations, Contractual Liabilities-, (d) be written with an insurer having a current
                  A. M. Best rating of A-(VIII) or better; and (e) such coverage shall be continuously maintained during the term of this Agreement.

                  (iv) Automotive Liability Insurance that will protect Maytag from any and all claims for damages due to bodily injury (including death) or property damage arising from or in any way connected with the ownership, possession, operation, use, maintenance, or repair of owned, non-owned, or hired motor vehicles utilized to perform duties hereunder. Such insurance shall: (a) provide limits of liability in an amount not less then $2,000,000 per accident; (b) be written with a carrier having an A. M. Best rating of A-(VIII) or better.

         b. The aforementioned insurance coverage's maintained by ARCA shall be primary insurance with respect to Maytag, its officers, and employees. Any insurance or self-insurance maintained by ARCA shall be in excess and non- contributory to ARCA's insurance.

8. INDEMNITY. Except for defects in design or original manufacture, ARCA shall indemnify and defend Maytag for all claims, losses, liability and expenses, arising from or in connection with any act or omission of ARCA, its agents and employees, including any and all claims arising from ARCA's marketing of products.

9. COMPLIANCE WITH APPLICABLE LAW. ARCA shall comply with all applicable local, state, federal and safety health laws in effect as of the date of this Agreement, including, but not limited to, the Occupational Safety and Health Act of 1970, the Federal Clean Air Act, the Resource, Conservation and Recovery Act, and the Toxic Substances Control Act as well as all other applicable federal, state, and local regulations regarding the proper processing and recycling of appliances and Hazardous Materials contained within said appliances.

10. TERM. This Addendum, shall remain in effect as long as there is a current executed Retail Dealer Sales Agreement.


IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed in their respective corporate names by their duly authorized officer, as of the date below.


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


MAYTAG CORPORATION

By  /s/John J. Nolan
  ------------------
Print: John J. Nolan
      --------------

Title: V.P. Logistics
      ---------------
Date: 10/12/01
     ---------


APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By  /s/Jack Cameron
  -----------------
Print: Jack Cameron
      -------------
Title:  President
      -----------
Date: 10/12/01
     ---------

                                     MAYTAG
--------------------------------------------------------------------------------
2000-2002 RETAIL DEALER SALES AGREEMENT
Maytag Appliances Sales Company, a Delaware corporation (Company), and the Retail Dealer identified below, (Dealer) mutually agree as follows:


Name        ARCA, Inc.                        Phone No. (952) 930-9000
     --------------------------------                   ------------------------

DBA         APPLIANCESMART                    Fax No. (952) 930-1821
    ---------------------------------                 --------------------------

Address  7400 Excelsior Blvd.
        -----------------------------

City   MPLS.     State  MN    ZIP  55426
     ---------         ----       -------


1. Appointment/Term. By this Agreement Company appoints Dealer as an Authorized Dealer on a nonexclusive basis for the retail sales of home appliance (Products) offered for sale by Company.

     Dealer is authorized to sell Products to retail customers located in Dealer's trade area (in the U.S. only) at the location listed above or on the attached Dealer Location Exhibit. Unless specifically authorized to do so in writing by Company, Dealer agrees to refrain from the sale of Products through: any on-line or other computer information service such as the Internet; the export of any Products outside the 50 states of the U.S., or the sale of Products to any purchaser who in turn exports any such Products outside the 50 states of the U.S.

     Company reserves the right to: sell to Dealer only those Products it deems appropriate to market through Dealer, allocate available Product among its customers, improve, modify, discontinue or replace Product without incurring any obligation or liability to Dealer, including any obligation to replace or modify any Products previously shipped to Dealer.

     This Agreement shall become effective as of the date of execution by Company and shall remain in effect until March 31, 2002, unless terminated as provided in Paragraph 9 or extended by mutual written agreement of the parties.

2.   Merchandising Obligations.

     Dealer agrees to diligently devote its efforts to maximize the sales potential for all Products at each of its Locations and to aggressively merchandise and support all Products. Specifically Dealer agrees to:
     [ ] Purchase and have available Products in sufficient in model mix and quantities to satisfy demand,
     [ ] Maintain attractive displays in models and quantities needed to effectively merchandise Products,
     [ ] Promote the sale of Products through advertising and other sales promotion activities,
     [ ]  Provide appropriate training for its sales personnel,
     [ ] Assure that its sales efforts are as intensive and effective with regard to Products as they are toward other brands of appliances Dealer carries.

3.   Orders/Payment.

     All Dealer orders are subject to acceptance by Company at its home office at the prices, terms and conditions established by Company and in effect at the time of shipment. All prices, terms and conditions are subject to change by Company without notice. Dealer agrees to pay for all Products in accordance with the terms of payment established by Company. In the event Company is forced to bring legal action to collect on such payments, Company shall be entitled to reimbursement for all reasonable costs, including attorney fees.

4.   Service/Warranty.

     Dealer agrees to provide, or have provided, prompt and competent service on Products, whether or not sold by Dealer, in accordance with procedures established by Company.

     Dealer agrees to participate in the fulfillment of the written express warranty provided by Company with each Product under warranty procedures and policies established by Company. The express warranty provided by Company is given in lieu of any other warranty, express or implied, and states the extent of Company's warranty obligation to Dealer and its retail customers. Company disclaims any obligation for incidental or consequential damages caused by Products.

5.   Records/Reports.

     Dealer agrees to fulfill all sales and credit reporting requirements requested by Company and to maintain sufficient records of Customer sales to facilitate the location of Products in the event of retrofit or recall programs involving Products.

6.   Trademarks.

     Dealer acknowledges that Company sells Products under several brand names, associated logos and secondary identifiers (collectively "Trademarks"), that the Trademarks are used on Products, in advertisements for the sale of Products and in point of purchase materials for Products, and that Company is the owner of those Trademarks. Company hereby authorizes Dealer to use the Trademarks in the advertisement and promotion (including store signage, vehicle signage, and radio, television, print and Internet or any other electronic directory listings and advertising) of Products and repair services (if so authorized) in strict accordance with this Agreement and standards established by Company. Dealer may not use any of the Trademarks as part of its trade name unless authorized in writing by Company. Dealer may not use any of the Trademarks as part of an Internet domain name. Upon request by Company or termination of this Agreement, Dealer shall immediately discontinue any and all uses of the Trademarks authorized by this Agreement. In the event Company is forced to bring legal action to compel discontinuance of the Trademarks, Company shall be entitled to reimbursement for all costs, including attorney fees, in addition to any other remedies.,

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7.   Not an Agent or Franchisee.

     Dealer is not in any respect an agent, representative or employee of the Company. Dealer has no authority to bind company on any obligation or undertaking. It is specifically understood that the relationship between Company and Dealer is that of vendor and vendee, and Dealer is not a franchisee of Company.

8.   Inability to Perform.

     Neither Company nor Dealer shall be held in default for failure of performance under this Agreement, due to strikes, riots, insurrections, fire, acts of God, inability to obtain labor, machinery, materials, or merchandise, or for any cause beyond their reasonable control.

9.   Termination.

     This Agreement and any addenda made a part of this Agreement may be terminated as to all or any Location(s):
     a.   By either party at any time with or without cause upon giving sixty
          (60) days written notice to the other party, which termination shall be effective sixty (60) days from the date of the notice.
     b. Immediately upon the failure by the other party to promptly perform any of its obligations under this Agreement (a "Default ') which has not been cured by the party within ten (10) days after notice of such Default.
     c.   Immediately by Company in the event:
          i.   Dealer fails to promptly pay sums when due to Company; or
          ii. Dealer shall become insolvent or shall cease or liquidate its business; or
          iii. Of the sale of the Dealer's business, an assignment or transfer of business assets or, if Dealer is a corporation, a change in majority control of the Corporation without a thirty (30) day written notice to Company and company's written approval of such change, or
          iv. Dealer, its agents or employees makes any Use, misleading, derogatory or deceptive statements, written or oral, about Company or any of its products or services.
     In the event of termination by Company, Dealer may, within thirty (30) days of the date of the notice of termination, make written request for a review of the decision to terminate to the Vice President Sales of Company setting forth the reasons Dealer believes termination should not take place. This request shall not stay or extend the effective date of termination. 'Me Vice President Sales will promptly reach a decision and notify Dealer of the decision.

10.  Option to Repurchase.

     For fifteen (15) days after the effective date of termination of this Agreement Company shall have the exclusive option to repurchase from Dealer all or any part of the inventory of all new, unused and current Products owned by Dealer upon that date, at the price for which such Products were sold to Dealer by Company, less any discounts or allowances granted and plus sales tax paid by Dealer and actual freight (or the regular commercial truck rate in the event transported in Dealer's own truck) apportionable to those units for which the option is exercised. Dealer shall not sell or offer the sale any Products to any one else during such option period without written permission from Company or any of its products or services.

11.  Notices.

     Any notices which the parties are required or permitted to give pursuant to this Agreement shall be sent by first class, certified, or express mail, or by messenger, telex, or facsimile to the other party at the address shown above for Dealer and to Company at 403 W. 4'b Street N., Newton, Iowa 50208. The date of mailing, telex, or facsimile or if by messenger, the date of dispatch, shall be the effective date of delivery of such notice.

12.  Sole Agreement/Release.

     This Agreement supersedes all previous agreements covering Dealer's location. There are no agreements, written or oral, as to the terms and conditions of the dealership except those contained in " Agreement and it is expressly understood by Dealer that no agreement, course of dealing or trade usage modifying or altering these terms and conditions shall bind Company unless agreed to in writing, duly signed by an officer of Company.

     In consideration of Company signing this Agreement Dealer releases Company from all claims and liabilities, if any, known or unknown, as of the effective date of this Agreement, except claims arising under a written contract other than a Dealer Sales Agreement or a written merchandising/advertising program issued by Company.

13.  Non-enforcement Not Waiver.

     The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of or right to enforce such provision, and not waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provisions.

14.  Governing Law.

     This Agreement shall be governed by the domestic laws of the State of Iowa.

                 DEALER:                               MAYTAG APPLIANCES

         By:     /s/Jack Cameron, Pres.        By:     /s/Thomas G. Weber
            ------------------------------        ------------------------------
            Signature                             Signature

                 Jack Cameron                          Thomas G. Weber
         ---------------------------------     ---------------------------------
            Print or type Signature               Print or type Signature

                 9/14/01                               9/17/01
         ---------------------------------     ---------------------------------
            Date                                  Date